Exhibit 99.1

Universal Technical Institute Reports Fiscal Year 2026 First Quarter Results

Company’s strong performance and execution support growth targets for 2026 and beyond

PHOENIX, ARIZ. - February 4, 2026 - Universal Technical Institute, Inc. (NYSE: UTI), a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, reported financial results for the fiscal 2026 first quarter ended December 31, 2025. Universal Technical Institute, Inc. operates in two reportable segments, Universal Technical Institute (UTI) and Concorde Career Colleges (Concorde), and together with its segments and subsidiaries is referred to as the “Company,” “we,” “us” or “our.”
Financial Highlights
•Revenue of $220.8 million, an increase of 9.6% over the comparable period.
•Net income of $12.8 million, a decrease of $9.3 million over the comparable period due to strategic growth expenses.
•Adjusted EBITDA(1) of $27.1 million, a decrease of 23.5% over the comparable period due to $7.6 million in strategic growth expenses.
Operational Highlights and North Star Strategy Developments
•Average full-time active students of 26,858, an increase of 7.2% versus the comparable period, with total new student starts of 5,449, an increase of 2.6% over the comparable period.
•Four new planned campus locations across both divisions have been announced; timing of openings will depend upon appropriate regulatory approvals.
“We entered the year on strong operational and financial footing, and the first quarter tracked in line with our plans and exceeded our expectations for disciplined execution on our North Star strategy,” said Jerome Grant, CEO of Universal Technical Institute, Inc. “Through new and optimized campuses as well as program expansions we are scaling a durable, repeatable operating model. The performance of Austin and Miramar, the rapid demand at Fort Myers, and the strong early momentum in San Antonio and Atlanta validate our site selection, program mix, and execution playbook, while maintaining the student and employer outcomes that define our brand.
“At the same time, we are already building the foundation for future growth. Through deeper engagement with policymakers, employer partnerships, and collaborations such as our Heartland Dental co-branded campus, we are creating new, innovative pathways to help address the skilled labor gap and strengthen our position as America’s leading workforce solutions provider.”
Financial Results for the Three-Month Period Ended December 31, 2025 Compared to December 31, 2024
•Revenues increased 9.6% to $220.8 million compared to $201.4 million.
•Operating expenses increased 17.9% to $205.2 million, compared to $174.0 million primarily due to the growth in both UTI and Concorde average full-time active students and strategic growth expenses associated with new campus launches and program expansions currently underway or completed over the last year.
•Operating income decreased to $15.7 million compared to $27.5 million primarily due to strategic growth expenses.
•Net income decreased to $12.8 million compared to $22.2 million primarily due to strategic growth expenses.
•Basic and diluted earnings per share (EPS) were $0.24 and $0.23, respectively, compared to $0.41 and $0.40, respectively.
•Adjusted EBITDA(1) decreased 23.5% to $27.1 million compared to $35.5 million due to $7.6 million in strategic growth investments.
•Average full-time active students increased 7.2%, with total new student starts of 5,449 compared to 5,313.

“We are off to a strong start of fiscal 2026, delivering on our commitments across revenue, average full-time active students, and adjusted EBITDA,” said Bruce Schuman, CFO of Universal Technical Institute, Inc. “Our first quarter results reflect the critical advancements for our North Star strategy and continued demand for our programs as well as the scalability of our model and our ability to balance near-term results with strategic reinvestments for future growth.

“Based on our first quarter performance, we are reiterating our fiscal 2026 guidance and remain confident in our full-year outlook. We continue to expect revenue between $905 million and $915 million, baseline adjusted EBITDA of approximately $156 million, and reported adjusted EBITDA of $114 million to $119 million, inclusive of approximately $40 million of growth investments. We also continue to expect total new student starts between 31,500 and 33,000. Our financial position provides the flexibility to fund this growth without compromise, resulting in sustainable enrollment growth and operating leverage, positioning the company for long-term shareholder value in the years ahead.”

(1)    See the "Use of Non-GAAP Financial Information" below. For a detailed reconciliation of the non-GAAP measures, see the tables following the earnings release.
Balance Sheet and Liquidity
At December 31, 2025, total available liquidity was $233.2 million consisting of $93.6 million of cash and cash equivalents, $69.2 million of short-term investments, and $70.4 million available from the revolving credit facility. Total debt at December 31, 2025 was $101.4 million, including $35.0 million drawn on the revolving credit facility. As of December 31, 2025, the Company incurred $22.2 million of cash capital expenditures ("capex") driven primarily by investments in new campus and program expansions for both UTI and Concorde, along with spending associated with curriculum and equipment refresh and upgrades, facility and leasehold improvements, and IT investments.
Conference Call

Management will hold a conference call to discuss the financial results for the fiscal 2026 first quarter ended December 31, 2025, on Wednesday, February 4, 2026, at 4:30 p.m. ET.

To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute, Inc. investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for fourteen days at https://investor.uti.edu. Alternatively, the telephone replay can be accessed through February 18, 2026, by dialing (855) 669-9658 (domestic) or (412) 317-0088 (international) and entering passcode 8662649.

Use of Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company also discloses certain non-GAAP financial information in this press release and may similarly disclose non-GAAP financial information on the related conference call. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, the Company believes that these measures may also help investors compare its performance on a consistent basis across time periods. Additional details on our non-GAAP measures and the tables reconciling these measures to the most directly comparable GAAP measure are provided below.

Adjusted EBITDA: The Company defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation and amortization, adjusted for stock-based compensation expense and items not considered normal recurring operations.
Adjusted Free Cash Flow: The Company defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered normal recurring operations.

Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, our adjustments for items that management does not consider to be normal recurring operations include:

•Integration-related costs for completed acquisitions: We have excluded integration costs related to business structure realignment and new programs for recent acquisitions to allow for comparable financial results to historical operations and forward-looking guidance. In addition, the nature and amount of such charges vary significantly based on the size and timing of the programs. By excluding the referenced expenses from our non-GAAP financial measures, our management is able to further evaluate our ability to utilize existing assets and estimate their long-term value. Furthermore, our management believes that the adjustment of these items supplements the GAAP information with a measure that can be used to assess the sustainability of our operating performance.
•Restructuring costs: In December 2023, we announced plans to consolidate the two Houston, Texas campus locations to align the curriculum, student facing systems, and support services to better serve students seeking careers in in-demand fields. As part of the transition, the MIAT Houston campus, acquired in November 2021, began a phased teach-out in May 2024, and such campus began operating under the UTI brand. Both facilities will remain in use post-consolidation.
To obtain a complete understanding of our performance, these measures should be examined in connection with net income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission (“SEC”). Because the items excluded from these non-GAAP measures are significant components in understanding and assessing our financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of our operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is provided below and investors are encouraged to review the reconciliations.

Forward Looking Statements

All statements contained in this press release and the related conference call, other than statements of historical fact, are "forward-looking" statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These forward-looking statements which address our expected future business and financial performance, may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will," the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) the Company’s expectation that it will meet its fiscal year 2026 guidance for new student start growth, revenue growth, net income, diluted earnings per share, Adjusted EBITDA and Adjusted Free Cash Flow; (2) the Company’s expectation that it will continue to expand its value proposition and build a business that can grow in double digits with potential upside, regardless of the economic environment; and (3) the Company’s expectation that it will succeed in new program launches next year. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect our actual results include, among other things, failure of our schools to comply with the extensive regulatory requirements for school operations; shifts in higher education laws, regulation and policy at the federal and state levels; our failure to maintain eligibility for or our ability to process federal student financial assistance funds; the effect of current and future Title IV Program regulations arising out of negotiated rulemakings, including any potential reductions in funding or restrictions on the use of funds received through Title IV Programs; the effect of future legislative or regulatory initiatives related to veterans’ benefit programs; continued Congressional examination of the for-profit education sector; regulatory investigations of, or actions commenced against, us or other companies in our industry; our failure to execute on our growth and diversification strategy, including effectively identifying, establishing and operating additional schools, programs or campuses; our failure to realize the expected benefits of our acquisitions, or our failure to successfully integrate our acquisitions.; our failure to improve underutilized capacity at certain of our campuses; enrollment declines or challenges in our students’ ability to find employment as a result of macroeconomic conditions; our failure to maintain and expand existing industry relationships and develop new industry relationships; our ability to update and expand the content of existing programs and develop and integrate new programs in a timely and cost-effective manner while maintaining positive student outcomes; a loss of our senior management or other key employees; failure to comply with the restrictive covenants and our ability to pay the amounts when due under the credit agreement; the effect of our principal stockholder owning a significant percentage of our capital stock, and thus being able to influence certain corporate matters and the potential in the future to gain substantial control over our company; the effect of public health pandemics, epidemics or outbreak, including COVID-19, and other risks that are described from time to time in our public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the SEC. Any forward-looking statements made by us in this press release and the related conference call are based only on information currently available to us and speak only as of the date on which it is made. We expressly disclaim any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Social Media Disclosure
Universal Technical Institute, Inc uses its websites (https://www.uti.edu/, https://concorde.edu, and https://investor.uti.edu/) and LinkedIn pages (https://www.linkedin.com/school/universal-technical-institute/ and https://www.linkedin.com/school/concorde-career-colleges/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and the Company may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company's website and its social media accounts in addition to following the company's press releases, SEC filings, public conference calls, and webcasts.

About Universal Technical Institute, Inc.

Universal Technical Institute, Inc. (NYSE: UTI) was founded in 1965 and is a leading workforce solutions provider serving students, partners and communities nationwide. The company offers high-quality education and support services for in-demand careers via its two divisions: UTI and Concorde Career Colleges. The UTI division operates 15 campuses located in nine states, with more announced, and offers a wide range of transportation, skilled trades, electrical and energy training programs. Concorde operates across 18 campuses in eight states and online, with more announced, offering programs in the allied health, dental, nursing, patient care and diagnostic fields. For more information, visit www.uti.edu or www.concorde.edu; LinkedIn at @UniversalTechnicalInstitute and @Concorde Career Colleges; or X at @news_UTI and @ConcordeCareer.

Company Contact:
Matt Kempton
VP Corporate Finance & Investor Relations
Universal Technical Institute, Inc.
(623)445-9392
mkempton@uti.edu

Media Contact:
Susan Aspey
Vice President, Corporate Affairs & External Communications
Universal Technical Institute, Inc.
(202) 549-0534
saspey@uti.edu

Investor Relations Contact:
Matt Glover or Ralf Esper
Gateway Group, Inc.
(949) 574-3860
UTI@gateway-grp.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2025	2024
Revenues	$220,844	$201,429
Operating expenses:
Educational services and facilities	110,448	100,141
Selling, general and administrative	94,709	73,810
Total operating expenses	205,157	173,951
Income from operations	15,687	27,478
Other income (expense):
Interest income	1,546	1,759
Interest expense	(971)	(1,673)
Other (expense) income, net	(50)	(35)
Total other income (expense), net	525	51
Income before income taxes	16,212	27,529
Income tax expense	(3,385)	(5,376)
Net income	$12,827	$22,153

Earnings per share:
Net income per share - basic	$0.24	$0.41
Net income per share - diluted	$0.23	$0.40

Weighted average number of shares outstanding:
Basic	54,570	53,987
Diluted	55,744	55,406

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and per share amounts)
(Unaudited)

	December 31, 2025	September 30, 2025
Assets
Cash and cash equivalents	$93,567	$127,361
Restricted cash	3,900	6,769
Short-term investments	69,244	41,784
Receivables, net	44,986	46,078
Notes receivable, current portion	6,698	6,597
Prepaid expenses	23,835	12,526
Other current assets	6,427	5,517
Total current assets	248,657	246,632
Property and equipment, net	300,864	285,852
Goodwill	28,459	28,459
Intangible assets, net	21,024	17,352
Notes receivable, less current portion	44,668	41,109
Right-of-use assets for operating leases	173,080	178,861
Deferred tax assets, net	1,960	4,283
Other assets	15,249	23,591
Total assets	$833,961	$826,139
Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$93,225	$104,644
Deferred revenue	88,580	91,525
Operating lease liabilities, current portion	18,582	16,967
Long-term debt, current portion	2,904	2,865
Other current liabilities	14,574	13,670
Total current liabilities	217,865	229,671
Deferred tax liabilities, net	4,135	4,144
Operating lease liabilities	169,567	174,838
Long-term debt	98,515	84,234
Other liabilities	7,970	5,142
Total liabilities	498,052	498,029
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 55,097 and 54,512 shares issued, 55,014 and 54,430 shares outstanding as of December 31, 2025 and September 30, 2025, respectively.	5	5
Paid-in capital	221,098	226,031
Treasury stock, at cost, 82 shares as of December 31, 2025 and September 30, 2025.	(365)	(365)
Retained earnings	114,354	101,527
Accumulated other comprehensive income	817	912
Total shareholders’ equity	335,909	328,110
Total liabilities and shareholders’ equity	$833,961	$826,139

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$12,827	$22,153
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,905	7,999
Amortization of right-of-use assets for operating leases	6,369	5,593
Provision for credit losses	7,785	2,101
Stock-based compensation	2,555	720
Deferred income taxes	2,291	(671)
Training equipment credits earned, net	(195)	(54)
Unrealized (loss) gain on interest rate swaps, net of taxes	(95)	545
Other gains (losses), net	264	(25)
Changes in assets and liabilities:
Receivables	(7,275)	(632)
Prepaid expenses and other current assets	(12,418)	(2,165)
Other assets	4,613	(2,063)
Notes receivable	(3,659)	(3,315)
Accounts payable, accrued expenses and other current liabilities	(12,113)	(3,752)
Deferred revenue	(2,945)	(4,163)
Income tax payable/receivable	1,727	6,398
Operating lease liabilities	(5,139)	(5,426)
Other liabilities	(413)	(281)
Net cash provided by operating activities	3,084	22,962
Cash flows from investing activities:
Purchase of property and equipment	(22,242)	(3,345)
Purchase of investments	(33,705)	—
Proceeds received upon maturity of investments	9,829	—
Capitalized costs for intangible assets	(438)	—
Net cash used in investing activities	(46,556)	(3,345)
Cash flows from financing activities:
Proceeds from revolving credit facility	35,000	—
Payments on revolving credit facility	(20,000)	(5,000)
Payment of term loans and finance leases	(703)	(662)
Proceeds from stock option exercises	—	659
Payment of payroll taxes on stock-based compensation through shares withheld	(7,488)	(4,332)
Net cash provided by (used in) financing activities	6,809	(9,335)
Change in cash, cash equivalents and restricted cash	(36,663)	10,282
Cash and cash equivalents, beginning of period	127,361	161,900
Restricted cash, beginning of period	6,769	5,572
Cash, cash equivalents and restricted cash, beginning of period	134,130	167,472
Cash and cash equivalents, end of period	93,567	171,999
Restricted cash, end of period	3,900	5,755
Cash, cash equivalents and restricted cash, end of period	$97,467	$177,754

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands, except for Student Metrics)
(Unaudited)

Student Metrics

	Three Months Ended December 31, 2025			Three Months Ended December 31, 2024
	UTI	Concorde	Total	UTI	Concorde	Total
Total new student starts	2,893	2,556	5,449	2,753	2,560	5,313
Year-over-year growth	5.1%	(0.2)%	2.6%	19.0%	26.0%	22.3%
Average full-time active students	16,347	10,511	26,858	15,464	9,598	25,062
Year-over-year growth	5.7%	9.5%	7.2%	8.0%	16.4%	11.1%
End of period full-time active students	15,823	10,410	26,233	15,052	9,524	24,576
Year-over-year growth	5.1%	9.3%	6.7%	10.0%	16.9%	12.6%

Financial Summary by Segment and Consolidated

As part of Phase II of our North Star growth strategy and to support our new campus growth initiatives, we have further refined our operating model to best pursue future growth goals and support the business. In furtherance of the foregoing, we have centralized the operations of our accounting, finance, information technology, human resources, and real estate departments to leverage economies of scale and create efficiencies to support our continued growth. Due to this centralization, we have adjusted our allocation methodology to allocate the majority of the Corporate segment’s costs to the UTI and Concorde segments based upon a percentage of revenue. Due to these changes in allocation methodology, the prior year segment disclosures have been recast for comparability to the current year presentation.

	Three Months Ended December 31, 2025				Three Months Ended December 31, 2024
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde	Corporate	Consolidated
Revenue	$142,843	$78,001	$—	$220,844	$131,478	$69,951	$—	$201,429
Total operating expenses	126,993	74,208	3,956	205,157	108,944	63,138	1,869	173,951
Net income (loss)	15,002	3,800	(5,975)	12,827	21,408	6,783	(6,038)	22,153

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

Major Expense Categories by Segment and Consolidated

	Three Months Ended December 31, 2025
	UTI	Concorde	Corporate	Consolidated
Operating Expenses
Compensation and Benefits	$54,291	$35,365	$18,790	$108,446
Advertising	15,765	9,246	195	25,206
Occupancy	10,568	6,250	955	17,773
General Operations	7,927	4,453	4,949	17,329
Student Related	10,357	5,149	—	15,506
Depreciation and Amortization	6,401	2,167	337	8,905
Professional and Contract Services	2,588	1,279	4,370	8,237
Other Expenses	1,851	787	1,117	3,755
Corporate Support	17,245	9,512	(26,757)	—
Total Operating Expenses	$126,993	$74,208	$3,956	$205,157

	Three Months Ended December 31, 2024
	UTI	Concorde	Corporate	Consolidated
Operating Expenses
Compensation and Benefits	$49,398	$31,218	$14,151	$94,767
Advertising	13,679	7,362	187	21,228
Occupancy	9,084	5,822	226	15,132
General Operations	3,920	2,545	1,973	8,438
Student Related	10,041	5,305	—	15,346
Depreciation and amortization	5,951	1,709	339	7,999
Professional and Contract Services	2,416	1,326	4,071	7,813
Other Expenses	1,576	913	739	3,228
Corporate Support	12,879	6,938	(19,817)	—
Total Operating Expenses	$108,944	$63,138	$1,869	$173,951

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended December 31, 2025
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$15,002	$3,800	$(5,975)	$12,827
Interest expense (income), net	848	(7)	(1,416)	(575)
Income tax expense	—	—	3,385	3,385
Depreciation and amortization	6,401	2,167	337	8,905
EBITDA	22,251	5,960	(3,669)	24,542
Stock-based compensation expense	484	215	1,856	2,555
Integration-related costs for completed acquisitions	—	—	51	51
Adjusted EBITDA, non-GAAP	$22,735	$6,175	$(1,762)	$27,148

	Three Months Ended December 31, 2024
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$21,408	$6,783	$(6,038)	$22,153
Interest expense (income), net	1,132	30	(1,248)	(86)
Income tax expense	—	—	5,376	5,376
Depreciation and amortization	5,971	1,709	319	7,999
EBITDA	28,511	8,522	(1,591)	35,442
Stock-based compensation expense	403	79	238	720
Integration-related costs for completed acquisitions(1)	—	—	(700)	(700)
Restructuring costs	43	—	—	43
Adjusted EBITDA, non-GAAP	$28,957	$8,601	$(2,053)	$35,505

(1)    During the three months ended December 31, 2024, the Company received $0.7 million in funds in final settlement of the outstanding escrow accounts affiliated with the purchase of Concorde on December 1, 2022.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended December 31,
	2025	2024
Net cash provided by operating activities, as reported	$3,084	$22,962
Purchase of property and equipment	(22,242)	(3,345)
Free cash flow, non-GAAP	(19,158)	19,617
Adjustments:
Cash outflow (inflow) for integration-related costs for completed acquisitions(1)	51	(700)
Cash outflow for restructuring costs and property and equipment	—	28
Adjusted free cash flow, non-GAAP	$(19,107)	$18,945

(1)    During the three months ended December 31, 2024, the Company received $0.7 million in funds in final settlement of the outstanding escrow accounts affiliated with the purchase of Concorde on December 1, 2022.